Exhibit 99.1

Website Pros Reports First Quarter 2008 Financial Results

JACKSONVILLE, FL – May 12, 2008 – Website Pros, Inc. (NASDAQ: WSPI), a leading provider of Web and marketing services for small and medium-sized businesses, today announced results for the first quarter ended March 31, 2008.

Summary of First Quarter 2008 Results:

•                  Total revenue for the first quarter of 2008 was $30.9 million, an increase of 88% compared to $16.4 million for the first quarter of 2007.

•                  GAAP operating income for the first quarter of 2008 was $0.9 million, an increase from GAAP operating income of $0.7 million for the first quarter of 2007.

•                  GAAP net income for the first quarter of 2008 was $0.6 million, consistent with GAAP net income of $0.6 million for the first quarter of 2007.  GAAP net income per diluted share was $0.02 per share for the first quarter of 2008 compared to GAAP net income per diluted share of $0.03 per share for the first quarter of 2007.

•                  Non-GAAP operating income for the first quarter of 2008 was a record $4.6 million, representing a non-GAAP operating margin of 15% and an increase of 142% compared to $1.9 million for the first quarter of 2007.

•                  Non-GAAP net income for the first quarter of 2008 was a record $4.8 million, an increase of 102% compared to $2.4 million for the first quarter of 2007.

•                  Non-GAAP net income per diluted share for the first quarter of 2008 was $0.16, an increase of 33% compared to $0.12 for the first quarter of 2007.

“The first quarter of 2008 was highlighted by continued momentum in subscriber growth, gross margin and operating margin expansion and strong earnings growth that was at the high-end of our expectations,” stated David Brown, Chairman and CEO of Website Pros.  “Web and online marketing services for small and medium-sized businesses represents a substantial market opportunity, and we believe Website Pros is well positioned based on our growing suite of solutions, diversified sales channels and large customer base.  With the progress we have made with the integration of Web.com, growing profitability and expanding programs and partnerships, we continue to be optimistic looking ahead.”

Other Highlights:

•                  Website Pros’ total net subscribers were approximately 270,000 at the end of the first quarter, up from approximately 263,000 at the end of the fourth quarter of 2007 on a combined pro forma basis.

•                  Customer churn was 4.1%, compared to 4.0% in the previous quarter on a combined pro-forma basis.

Conference Call Information

Management will host a conference call to discuss Website Pros’ results and other matters related to the Company’s business today, May 12, 2008, at 5:00 p.m. (Eastern Time). To access this call, dial 888-215-6894 (domestic) or 913-312-1297 (international). A replay of this conference call will be available for a limited time at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4874885. A webcast of this conference call will also be available for a limited time on the “Investor Relations” page of the Company’s Web site, www.websitepros.com.

All per share numbers for non-GAAP net income per share are expressed on a weighted-average diluted per share basis. Non-GAAP net income exclude stock-based compensation expense, amortization expense related to acquisitions, the deferred revenue adjustment due to purchase accounting, income tax expense, and includes an estimated cash tax rate to be paid during 2008.  Non-GAAP operating income excludes stock-based compensation expense, amortization expense related to acquisitions and the deferred revenue adjustment related to purchase accounting.  A reconciliation of GAAP financial measures to non-GAAP financial measures results has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

About Website Pros

Website Pros, Inc. (NASDAQ: WSPI) is a leading provider of Do-It-For-Me and Do-It-Yourself website building tools, Internet marketing, lead generation and technology solutions that enable small and medium-sized businesses to maintain an effective Internet presence. Website Pros offers a full range of Web services, including website design and publishing, Internet marketing and advertising, search engine optimization, lead generation, home contractor specific leads and shopping cart solutions, meeting the needs of these businesses anywhere along their lifecycles - from those just establishing a Web presence to those requiring more sophisticated online eCommerce sites. For more information on the company, please visit http://www.websitepros.com or http://www.web.com or call 1-800-GETSITE.

Note to Editors: Website Pros and Web.com are registered trademarks of Website Pros, Inc.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Website Pros believes presenting non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders and non-GAAP operating income is useful to investors, because it describes the operating performance of the company and helps investors gauge the company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the company’s past performance and to plan and forecast performance in future periods.  The non-GAAP financial information

Website Pros presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Forward-Looking Statements

This press release includes certain “forward-looking statements” including, without limitation, statements regarding Website Pros’ expectations about its future performance, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts.  These statements are sometimes identified by words and phrases such as “believe,” “continue to be,” “see” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Website Pros’ actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on our current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, our ability to integrate the Website Pros and Web.com businesses, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions and our monthly customer turnover.  These and other risk factors are set forth under the caption “Risk Factors” in Website Pros’ Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. This filing is available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Website Pros expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:

Peter Delgrosso
Website Pros, Inc.

904-680-6696

pdelgrosso@corp.web.com

Source:  Website Pros

Website Pros, Inc.

Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Revenue:
Subscription	$29,731	$15,138
License	449	1,028
Professional services	681	258
Total revenue	30,861	16,424

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription (a)	10,903	6,815
License	93	298
Professional services	375	301
Total cost of revenue	11,371	7,414

Gross profit	19,490	9,010

Operating expenses:
Sales and marketing (a)	7,463	3,947
Research and development (a)	2,638	778
General and administrative (a)	5,102	2,908
Depreciation and amortization	3,349	681
Total operating expenses	18,552	8,314
Income from operations	938	696

Other income:
Interest, net	256	502
Income before income taxes	1,194	1,198
Income tax expense	(644)	(566)
Net income	$550	$632

Net income per common share
Basic	$0.02	$0.04
Diluted	$0.02	$0.03
Weighted-average number of shares used in per share amounts:
Basic	27,549	17,339
Diluted	30,619	19,672

(a) Stock based compensation included above:
Subscription (cost of revenue)	$80	$42
Sales and marketing	210	109
Research and development	103	59
General and administration	538	583
Total	$931	$793

Website, Pros, Inc.

Consolidated Balance Sheets

(in thousands except per share data)

	March 31, 2008	December 31, 2007
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$33,554	$29,746
Restricted investments	498	4,805
Accounts receivable, net of allowance $715 and $791 thousand, respectively	6,560	6,204
Inventories, net of reserves of $67 and $67, respectively	23	26
Prepaid expenses	1,499	4,248
Prepaid marketing fees	775	793
Deferred taxes	1,137	1,723
Other current assets	737	759
Total current assets	44,783	48,304

Restricted investments	305	1,675
Property and equipment, net	6,878	7,153
Goodwill	108,448	107,933
Intangible assets, net	66,840	69,422
Other assets	520	526
Total assets	$227,774	$235,013

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,196	$2,445
Accrued expenses	7,061	8,686
Accrued restructuring costs and other reserves	4,358	10,484
Deferred revenue	8,686	8,501
Accrued marketing fees	234	279
Notes payable, current	110	1,186
Obligations under capital lease, current	—	1
Other liabilities	131	197
Total current liabilities	22,776	31,779

Accrued rent expense	84	105
Deferred revenue	149	147
Notes payable, long term	30	59
Accrued restructuring costs and other reserves, long term	2,656	3,116
Deferred tax liabilites, long term	3,351	3,351
Other long term liabilities	85	25
Total liabilities	29,131	38,582

Stockholders’ equity

Common stock, $0.001 par value; 150,000,000 shares authorized; 27,625,200 shares and 27,472,686 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively.	28	27
Additional paid-in capital	255,869	254,208
Accumulated deficit	(57,254)	(57,804)
Total stockholders’ equity	198,643	196,431

Total liabilities and stockholders’ equity	$227,774	$235,013

Website, Pros, Inc.

Reconciliation of GAAP to Pro Forma Results

(in thousands except per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$30,861	$16,424
Fair value adjustment to deferred revenue	140	—
Non-GAAP proforma revenue	$31,001	$16,424

Reconciliation of GAAP net income (loss) attributable to common stockholders to non-GAAP pro forma net income
GAAP Net income (loss)	$550	$632
Amortization of intangibles	2,617	422
Income tax expense	644	566
Cash income tax expense	(59)	(27)
Fair value adjustment to deferred revenue	140	—
Stock based compensation	931	793
Non-GAAP proforma net income	$4,823	$2,386

Reconciliation of GAAP basic net income (loss) per share to non-GAAP pro forma net income per share

Basic	$0.02	$0.04
Amortization of intangibles per share	0.10	0.02
Income tax expense per share	0.02	0.03
Cash income tax expense per share	(0.00)	(0.00)
Fair value adjustment to deferred revenue per share	0.01	—
Stock based compensation per share	0.03	0.05
Non-GAAP pro-forma net income per share
Basic	$0.18	$0.14

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP pro forma net income per share
Fully diluted shares:

Common stock	27,549	17,339
Diluted stock options	2,730	1,864
Warrants	201	192
Escrow shares	139	277
Total	30,619	19,672

GAAP net income (loss) per share
Diluted	$0.02	$0.03
Amortization of intangibles per share	0.09	0.02
Income tax expense per share	0.02	0.03
Cash income tax expense per share	(0.00)	(0.00)
Fair value adjustment to deferred revenue per share	0.00	—
Stock based compensation per share	0.03	0.04
Non-GAAP pro-forma net income per share
Diluted	0.16	$0.12

Reconciliation of GAAP operating income (loss) to non-GAAP pro forma operating income
GAAP operating income (loss)	$938	$696
Amortization of intangibles	2,617	422
Fair value adjustment to deferred revenue	140	—
Stock based compensation	931	793
Non-GAAP proforma operating income	$4,626	$1,911

Reconciliation of GAAP operating margin to non-GAAP pro forma operating margin
GAAP operating margin	3%	4%
Amortization of intangibles	8%	3%
Fair value adjustment to deferred revenue	1%	0%
Stock based compensation	3%	5%
Non-GAAP proforma operating margin	15%	12%

Website, Pros, Inc.

Consolidated Statement of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$550	$632
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,349	681
Loss on disposal of assets	3	—
Stock-based compensation expense	931	793
Deferred income tax	586	539
Changes in operating assets and liabilities:
Accounts receivable	(360)	226
Inventories	3	35
Prepaid expenses and other assets	2,818	37
Accounts payable, accrued expenses and other liabilities	(9,084)	(1,071)
Deferred revenue	185	313
Net cash (used in) provided by operating activities	(1,019)	2,185

Cash flows from investing activities
Business acquisition, net of cash received	(8)	(2,374)
Proceeds from sale of investment	5,500	—
Purchase of investment	(996)	—
Change in restricted investments	1,228	—
Purchase of property and equipment	(522)	(415)
Investment in intangible assets	(1)	(100)
Net cash provided by (used in) investing activities	5,201	(2,889)

Cash flows from financing activities
Stock issuance costs	(5)	—
Payment of debt obligations	(1,106)	(31)
Proceeds from exercise of stock options	737	39
Net cash (used in) provided by financing activities	(374)	8

Net increase (decrease) in cash and cash equivalents	3,808	(696)
Cash and cash equivalents, beginning of period	29,746	42,155
Cash and cash equivalents, end of period	$33,554	$41,459

Supplemental cash flow information:
Interest paid	$21	$5
Income tax paid	$73	$37